SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                 FORM 8-K/A

                               CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of
                    the Securities Exchange Act of 1934

                     Date of Report: December 21, 2001


                     Mettler-Toledo International Inc.
       --------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


        Delaware                   1-13595                    13-3668641
    (State or other        (Commission File Number)         (IRS Employer
    jurisdiction of                                     Identification Number)
    incorporation)



                       Im Langacher, P.O. Box MT-100
                      CH 8606 Greifensee, Switzerland
         ---------------------------------------------------------
                  (Address of principal executive offices)

     Registrant's telephone number, including area code: 41-1-944-2211

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     This Current Report on Form 8-K/A (Amendment No.2) amends the Current Report on Form 8-K previously filed with the Securities and Exchange Commission on October 15, 2001, as amended by the Current Report on Form 8-K/A filed on November 28, 2001, relating to the acquisition by Mettler-Toledo International Inc., a Delaware corporation ("Mettler-Toledo"), through its subsidiary Mettler-Toledo, Inc., of Rainin Instrument, LLC, a Delaware limited liability company. This Amendment No.2 is being submitted to include the consolidated financial statements of Rainin Instrument Company, Inc. (the predecessor to Rainin Instrument, LLC) required by Item 7(a) of the Form 8-K, and to update the Pro Forma Combined Financial Statements required by Item 7(b) of the Form 8-K, for the latest financial period. The following documents are included as part of this report:

A.   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     The unaudited consolidated financial statements of Rainin Instrument Company, Inc. (the predecessor to Rainin Instrument, LLC) as of and for the nine months ended September 30, 2000 and 2001 and the audited consolidated financial statements as of and for the year ended December 31, 2000 with the report of the independent auditors, are included on pages 3 through 22 of this Form 8-K/A.

B.   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The Unaudited Pro Forma Combined Financial Statements required by this item are included on pages 23 through 28 of this Form 8-K/A.

C.   EXHIBITS

     The following exhibits are filed herewith.

     Exhibit No.     Description
     -----------     -----------

     99.1            Independent Auditors' Consent.

                      RAININ INSTRUMENT COMPANY, INC.
                     CONSOLIDATED FINANCIAL STATEMENTS

Index to the Consolidated Financial Statements
----------------------------------------------
                                                                      Page No.
                                                                      --------
Balance Sheets as of September 30, 2001 (unaudited)
  and December 31, 2000                                                4

Unaudited Interim Statements of Operations for the nine
  months ended September 30, 2001 and 2000                             5

Unaudited Interim Statements of Shareholder's Equity
  for the nine months ended September 30, 2001 and 2000                6

Unaudited Interim Statements of Cash Flows for the nine
  months ended September 30, 2001 and 2000                             7

Notes to the Interim Consolidated Financial Statements                 8

Independent Auditors' Report                                           12

Balance Sheet as of December 31, 2000                                  13

Statement of Operations for the year ended
  December 31, 2000                                                    14

Statement of Shareholder's Equity for the year ended
  December 31, 2000                                                    15

Statement of Cash Flows for the year ended
  December 31, 2000                                                    16

Notes to the Consolidated Financial Statements                         17

                      RAININ INSTRUMENT COMPANY, INC.

                               BALANCE SHEETS
               AS OF SEPTEMBER 30, 2001 AND DECEMBER 30, 2000
                     (IN THOUSANDS, EXCEPT SHARE DATA)
                                                                    SEPTEMBER 30,    DECEMBER 31,
                                                                        2001             2000
                                                                        ----             ----
                                                                     (UNAUDITED)
                                         ASSETS
Current assets:
     Cash and cash equivalents                                            $ 5,656       $  6,200
     Trade accounts receivable, less
       allowances of $ 80 in 2001 and $ 74 in 2000                         10,013          7,527
     Inventories, net                                                      11,779          9,776
     Other current assets and prepaid expenses                                522            255
                                                                     -------------    -----------
         Total current assets                                              27,970         23,758
Property, plant and equipment, net                                          8,581          9,795
Other assets                                                                3,151          1,480
                                                                     -------------    -----------
         Total assets                                                     $39,702       $ 35,033
                                                                     =============    ===========

                  LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
     Trade accounts payable                                               $ 1,194       $  1,250
     Accrued and other liabilities                                          3,254          1,154
     Accrued compensation and related items                                 1,652            863
                                                                     -------------    -----------
         Total current liabilities                                          6,100          3,267

Shareholder's equity:
     Common stock, without par value; authorized 1,100,000 shares;
         issued 1,000,000 shares                                            1,008          1,008
     Accumulated earnings                                                  32,843         30,827
     Accumulated other comprehensive loss                                   (249)           (69)
                                                                     -------------    -----------
         Total shareholder's equity                                        33,602         31,766
Commitments and contingencies
                                                                     -------------    -----------
         Total liabilities and shareholder's equity                       $39,702       $ 35,033
                                                                     =============    ===========


        The accompanying notes are an integral part of these consolidated financial statements.


                      RAININ INSTRUMENT COMPANY, INC.

                      INTERIM STATEMENTS OF OPERATIONS
               NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
                     (IN THOUSANDS, EXCEPT SHARE DATA)

                                                             SEPTEMBER 30  SEPTEMBER 30
                                                                 2001           2000
                                                                 ----           ----
                                                              (UNAUDITED)    (UNAUDITED)

Net sales                                                       $ 59,479       $ 49,044
Cost of sales                                                     24,027         20,004
                                                               ----------    -----------
     Gross profit                                                 35,452         29,040

Research and development                                           2,483          1,971
Selling, general and administrative                               13,947         11,244
Other charges, net                                                 2,671          1,022
                                                               ----------    -----------
     Earnings before taxes                                        16,351         14,803
Provision for taxes                                                  835            693
                                                               ----------    -----------
     Net earnings                                               $ 15,516       $ 14,110
                                                               ==========    ===========

Basic earnings per common share:
     Net earnings                                                 $15.52       $  14.11
     Weighted average number of common shares                   1,000,000      1,000,000

Diluted earnings per common share:
     Net earnings                                                 $15.52         $14.11
     Weighted average number of common shares                   1,000,000      1,000,000


 The accompanying notes are an integral part of these consolidated financial statements.


                      RAININ INSTRUMENT COMPANY, INC.

                 INTERIM STATEMENTS OF SHAREHOLDER'S EQUITY
               NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
                     (IN THOUSANDS, EXCEPT SHARE DATA)
                                (UNAUDITED)


                                                                               ACCUMULATED
                                        COMMON STOCK                              OTHER
                               --------------------------------  RETAINED     COMPREHENSIVE
                                 SHARES          AMOUNT          EARNINGS     INCOME (LOSS)       TOTAL
                                 ------          ------          --------     -------------       -----

Balance at December 31, 2000      1,000,000       $1,008         $ 30,827          $ (69)         $31,766
Distributions to shareholder                                     (13,500)                        (13,500)
Comprehensive income:
    Net earnings                                                   15,516                          15,516
    Change in currency
        translation adjustment                                                       (180)          (180)
                                                                                                 ----------
Comprehensive income                                                                               15,336
                               ------------     ----------      -----------     -----------      ----------
Balance at September 30, 2001     1,000,000       $1,008         $ 32,843         $ (249)        $ 33,602
                               ============     ==========      ===========     ===========      ==========

Balance at December 31, 1999      1,000,000       $1,008         $ 28,822            $ 36        $ 29,866
Distributions to shareholder                                     (11,500)                        (11,500)
Comprehensive income:
    Net earnings                                                   14,110                          14,110
    Change in currency
        translation adjustment                                                         (3)            (3)
                                                                                                 ----------
Comprehensive income                                                                               14,107
                               ------------     ----------      -----------     -----------      ----------
Balance at September 30, 2000     1,000,000       $1,008         $ 31,432            $ 33        $ 32,473
                               ============     ==========      ===========     ===========      ==========


 The accompanying notes are an integral part of these consolidated financial statements.


                      RAININ INSTRUMENT COMPANY, INC.

                      INTERIM STATEMENTS OF CASH FLOWS
               NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
                               (IN THOUSANDS)

                                                                    SEPTEMBER 30,   SEPTEMBER 30,
                                                                         2001           2000
                                                                         ----           ----
                                                                      UNAUDITED)     (UNAUDITED)

Cash flow from operating activities:
     Net earnings                                                       $ 15,516        $ 14,110
     Adjustments to reconcile net earnings to
       net cash provided by operating activities:
         Depreciation and amortization                                     3,327           3,078
         Other                                                             (201)            (72)
     Increase (decrease) in cash resulting from changes in:
         Trade accounts receivable, net                                  (2,486)         (1,468)
         Inventories                                                     (2,003)            (85)
         Other current assets                                              (267)               2
         Trade accounts payable                                             (56)         (1,551)
         Accruals and other liabilities, net                               2,889           1,231
                                                                       ----------    ------------
           Net cash provided by operating activities                      16,719          15,245
                                                                       ----------    ------------

Cash flows from investing activities:
     Proceeds from sale of property, plant and equipment                      66              68
     Purchase of property, plant and equipment                           (2,933)         (2,170)
     Acquisitions                                                          (898)           (133)
                                                                       ----------    ------------
           Net cash used in investing activities                         (3,765)         (2,235)
                                                                       ----------    ------------

Cash flows from financing activities:
     Dividends paid to shareholder                                      (13,500)        (11,500)
                                                                       ----------    ------------
           Net cash used in financing activities                        (13,500)        (11,500)
                                                                       ----------    ------------

Effect of exchange rate changes on cash and cash equivalents                   2               3
                                                                       ----------    ------------

Net increase (decrease) in cash and cash equivalents                       (544)           1,513

Cash and cash equivalents:
     Beginning of period                                                 $ 6,200         $ 4,876
                                                                       ----------    ------------
     End of period                                                       $ 5,656         $ 6,389
                                                                       ==========    ============



 The accompanying notes are an integral part of these consolidated financial statements.


                      RAININ INSTRUMENT COMPANY, INC.
           NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                   (In thousands unless otherwise stated)

1.   BASIS OF PRESENTATION

     Rainin Instrument Company, Inc. (the Company) is a developer and manufacturer of pipetting solutions used in pharmaceutical, biotechnology and medical research applications. The Company's principal operations are located in Emeryville, California and Woburn, Massachusetts.

     The accompanying interim consolidated financial statements and related notes have been prepared without audit. The unaudited interim consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the consolidated financial statements for the nine-month periods ended September 30, 2001 and 2000. Operating results for the nine-month period ended September 30, 2001 are not necessarily indicative of the results to be expected for the full year ending December 31, 2001.

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     INVENTORY

     Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

     Inventories consisted of the following at September 30, 2001, and December 31, 2000:

                              SEPTEMBER 30,       DECEMBER 31,
                                  2001               2000
                              -------------       ------------

Raw materials                  $  4,779            $  3,022
Work-in-process                     148                 330
Finished goods                    6,852               6,424
                              -------------       ------------
                               $ 11,779            $  9,776
                              =============       ============

                      RAININ INSTRUMENT COMPANY, INC.
    NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                   (In thousands unless otherwise stated)


3.   BUSINESS COMBINATIONS

     On April 25, 2001, the Company acquired High Tech Service, SA, for approximately $1,051 in cash. The transaction was accounted for as a purchase, whereby the purchase price was allocated to the underlying assets at their fair market value. As a result of the acquisition, approximately $839 of goodwill, which is being amortized on a straight-line basis over a period of 15 years, is included in other assets, net of accumulated amortization.


4.   FINANCIAL INSTRUMENTS

     The Company adopted Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities", as amended, on January 1, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the statement of financial position and measures those instruments at fair value.

     The Company has limited involvement with derivative financial instruments, as a small portion of its business is transacted in foreign currencies. However, it is the Company's policy to minimize its risk to fluctuations in foreign currencies (primarily the euro) by hedging actual and estimated foreign currency exposures with foreign exchange contracts. The Company's forward foreign exchange contracts are primarily denominated in euros and are for periods consistent with the terms of underlying transactions, generally one year or less. At September 30, 2001, the Company had eight foreign exchange contracts to purchase a total of 4,800 euros for approximately $4,223. These amounts are payable on dates ranging from October 19, 2001 to May 24, 2002.

     In accordance with SFAS 133, hedges related to anticipated transactions are designated and documented at the inception of the respective hedge as cash flow hedges and evaluated for effectiveness monthly. As the terms of the forward contract and the underlying transaction are matched at inception, forward contract effectiveness is calculated by comparing the fair value of the contract to the change in the forward value of the anticipated transaction, with the effective portion of the gain or loss in the derivative instrument reported as a component of Other Comprehensive Income in the Statement of Shareholder's Equity and reclassified into earnings in the same period during which the hedged transaction affects earnings. Any residual change in fair value of the instruments, or ineffectiveness, is recognized immediately in cost of sales. The Company had no ineffective hedges during the nine months ended September 30, 2001. The cumulative effect of adopting SFAS 133 as of January 1, 2001 was not material to the Company's consolidated financial statements.

                      RAININ INSTRUMENT COMPANY, INC.
    NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                   (In thousands unless otherwise stated)

5.   OTHER CHARGES, NET

     Other charges, net consists primarily of the net expenses of the Company's aircraft, charges related to the relocation of the Company's West Coast facilities, and interest and dividend income.

     The Company operates a jet-powered aircraft for business travel and as a charter service. The net expenses related to these activities of approximately $1,463 and $463 have been included in other charges, net in the results of operations for the nine months ended September 30, 2001 and 2000 respectively.

     The Company plans to move out of the existing facility in California by the end of 2001. Accordingly, the Company has adjusted the expected remaining useful life of leasehold improvements and recognized additional depreciation of $583 and $804 during the nine months ended September 30, 2001 and 2000 respectively.

6.   NEW ACCOUNTING STANDARDS

     In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 applies to all business combinations completed after June 30, 2001 and requires the use of the purchase method of accounting. SFAS No. 141 also establishes new criteria for determining whether intangible assets should be recognized separately from goodwill. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, companies with fiscal years beginning after March 15, 2001 may elect to adopt the statement early. SFAS No. 142 provides that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment on an annual basis. SFAS No. 141 is not expected to have a significant impact on the results of operations or financial position of the Company. While the Company has not fully evaluated the impact of adopting SFAS No. 142, adoption of this Statement is expected to eliminate the amortization of approximately $983 of goodwill.

                      RAININ INSTRUMENT COMPANY, INC.
    NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                   (In thousands unless otherwise stated)

6.   NEW ACCOUNTING STANDARDS (CONTINUED)

     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 supersedes Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121") and amends Accounting Principles Bulletin Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business". SFAS 144 develops one accounting model for long-lived assets that are disposed of by sales, based on the model previously developed in SFAS 121. This Statement also makes changes to the manner in which amounts from discontinued operations are measured and expands the scope of the components of an entity that qualify for discontinued operations treatment. This Statement is effective for fiscal years beginning after December 31, 2001. The Company will implement this Statement as required in 2002, and does not expect this Statement to have any material impact on the Company's consolidated financial statements.

7.   SUBSEQUENT EVENT

     In October 2001, the Company agreed to sell the issued and outstanding membership units of Rainin Instrument, LLC, a Delaware limited liability company to Mettler-Toledo Inc., a subsidiary of Mettler-Toledo International Inc. Rainin Instrument, LLC owns substantially all of the business assets and liabilities of Rainin Instrument Company, Inc., excluding the Company aircraft, certain real estate and certain other assets. The accompanying consolidated financial statements do not reflect any adjustments which may arise as a result of this transaction.

                      RAININ INSTRUMENT COMPANY, INC.
                        YEAR ENDED DECEMBER 31, 2000


                       REPORT OF INDEPENDENT AUDITORS


Board of Directors
Rainin Instrument Company, Inc.


We have audited the accompanying balance sheet of Rainin Instrument Company, Inc. (the Company) as of December 31, 2000, and the related statements of income, shareholder's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rainin Instrument Company, Inc. at December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.



                                            Ernst & Young LLP


Boston, Massachusetts
February 2, 2001

                      RAININ INSTRUMENT COMPANY, INC.

                               BALANCE SHEET
                          AS OF DECEMBER 31, 2000
                     (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                             DECEMBER 31,
                                                                                 2000
                                                                                 ----
                                              ASSETS
Current assets:
     Cash and cash equivalents                                                    $  6,200
     Trade accounts receivable, less allowance of $74                                7,527
     Inventories, net                                                                9,776
     Other current assets and prepaid expenses                                         255
                                                                            ---------------
         Total current assets                                                       23,758
Property, plant and equipment, net                                                   9,795
Other assets                                                                         1,480
                                                                            ---------------
         Total assets                                                             $ 35,033
                                                                            ===============

                               LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
     Trade accounts payable                                                       $  1,250
     Accrued and other liabilities                                                   1,154
     Accrued compensation and related items                                            863
                                                                            ---------------
         Total current liabilities                                                   3,267

Shareholder's equity:
     Common stock, without par value; authorized 1,100,000 shares;
         issued 1,000,000 shares                                                     1,008
     Accumulated earnings                                                           30,827
     Accumulated other comprehensive loss                                             (69)
                                                                            ---------------
         Total shareholder's equity                                                 31,766
Commitments and contingencies
                                                                            ---------------
         Total liabilities and shareholder's equity                               $ 35,033
                                                                            ===============


 The accompanying notes are an integral part of these consolidated financial statements.


                      RAININ INSTRUMENT COMPANY, INC.

                          STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 2000
                     (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 DECEMBER 31
                                                                    2000
                                                                    ----


Net sales                                                           $66,033
Cost of sales                                                        27,439
                                                                ------------
     Gross profit                                                    38,594

Research and development                                              2,769
Selling, general and administrative                                  15,189
Other charges, net                                                    1,764
                                                                ------------
     Earnings before taxes                                           18,872
Provision for taxes                                                     839
                                                                ------------
     Net earnings                                                   $18,033
                                                                ============

Basic earnings per common share:
     Net earnings                                                    $18.03
     Weighted average number of common shares                     1,000,000

Diluted earnings per common share:
     Net earnings                                                    $18.03
     Weighted average number of common shares                     1,000,000


 The accompanying notes are an integral part of these consolidated financial statements.


                      RAININ INSTRUMENT COMPANY, INC.

                     STATEMENT OF SHAREHOLDER'S EQUITY
                        YEAR ENDED DECEMBER 31, 2000
                     (IN THOUSANDS, EXCEPT SHARE DATA)




                                                                               ACCUMULATED
                                        COMMON STOCK                              OTHER
                               -------------------------------- RETAINED      COMPREHENSIVE
                                 SHARES          AMOUNT         EARNINGS      INCOME (LOSS)       TOTAL
                                 ------          ------         --------      -------------       -----

Balance at December 31, 1999      1,000,000      $ 1,008          $28,822           $  37       $ 29,867
Distributions to shareholder                                     (16,028)                        (16,028)
Comprehensive income:
    Net earnings                                                   18,033                          18,033
    Change in currency
        translation adjustment                                                       (106)          (106)
                                                                                                 ---------
Comprehensive income                                                                               17,927
                               ------------     ----------      -----------     -----------      ---------
Balance at December 31, 2000      1,000,000      $ 1,008          $30,827           $ (69)       $ 31,766
                               ============     ==========      ===========     ===========      =========


 The accompanying notes are an integral part of these consolidated financial statements.


                       RAININ INSTRUMENT COMPANY INC.

                          STATEMENT OF CASH FLOWS
                        YEAR ENDED DECEMBER 31, 2000
                               (IN THOUSANDS)


                                                                               DECEMBER 31,
                                                                                   2000
                                                                                   ----

 Cash flow from operating activities:
     Net earnings                                                                   $18,033
     Adjustments to reconcile net earnings to
       net cash provided by operating activities:
         Depreciation and amortization                                                3,171
         Abandonment of leasehold improvements                                        1,072
     Increase (decrease) in cash resulting from changes in:
         Trade accounts receivable, net                                             (1,091)
         Inventories                                                                   (70)
         Other current assets                                                          (99)
         Trade accounts payable                                                     (1,204)
         Accruals and other liabilities, net                                            381
                                                                             ---------------
           Net cash provided by operating activities                                 20,193
                                                                             ---------------

 Cash flows from investing activities:
     Proceeds from sale of property, plant and equipment                                 68
     Purchase of property, plant and equipment                                      (2,689)
     Acquisitions                                                                     (225)
                                                                             ---------------
           Net cash used in investing activities                                    (2,846)
                                                                             ---------------

Cash flows from financing activities:
     Dividends paid to shareholder                                                 (16,028)
                                                                             ---------------
           Net cash used in financing activities                                   (16,028)
                                                                             ---------------

Effect of exchange rate changes on cash and cash equivalents                              5
                                                                             ---------------

Net increase in cash and cash equivalents                                             1,324

Cash and cash equivalents:
     Beginning of period                                                            $ 4,876
                                                                             ---------------
     End of period                                                                  $ 6,200
                                                                             ===============


 The accompanying notes are an integral part of these consolidated financial statements.


                      RAININ INSTRUMENT COMPANY, INC.
               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                   (In thousands unless otherwise stated)

1.   BASIS OF PRESENTATION

     Rainin Instrument Company, Inc. (the Company) is a developer and manufacturer of pipetting solutions used in pharmaceutical, biotechnology and medical research applications. The Company's principal operations are located in Emeryville, California and Woburn, Massachusetts.

     The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

     The consolidated financial statements include all entities in which the Company has control. All intercompany transactions and balances have been eliminated.

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to credit risk consist primarily of cash equivalents and accounts receivable. The risk with respect to cash equivalents is minimized by the Company's policies in which investments are only placed with highly rated issuers with relatively short maturities. The risk with respect to accounts receivable is minimized by the creditworthiness of the Company's customers, the variety of industries in which the customers operate, and the Company's credit and collection policies. The Company performs ongoing credit evaluations of its customers, generally does not require collateral and maintains allowances for potential credit losses which, when experienced, have been within the range of management's expectations.

INVENTORY

     Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

                      RAININ INSTRUMENT COMPANY, INC.
      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                  (In thousands unless otherwise stated)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at historical cost less accumulated depreciation. Depreciation is charged on a straight-line or accelerated basis over the estimated useful lives of the assets as follows:

             DESCRIPTION                          PERIOD
             -----------                          ------

Buildings and leasehold improvements              3 to 39 1/2 years
Machinery and equipment                           3 to 12 years
Aircraft                                          7 years

     Leasehold improvements are depreciated over the shorter of the useful life or the lease term.

     The Company operates a jet-powered aircraft for business travel and as a charter service. The net expenses related to these activities of approximately $1,100 have been included in other charges, net in the results of operations.

     The Company reviews its property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

FOREIGN CURRENCY TRANSLATION

     The financial statements of the Company's foreign operations are measured in their local currency and then translated into U.S. dollars. All balance sheet accounts have been translated using the current exchange rate at the balance sheet date. Results of operations have been translated using average rates prevailing throughout the year. Translation gains or losses resulting from the changes in the exchange rates from year-to-year are accumulated in Other Comprehensive Income (Loss) in the Statement of Shareholder's Equity.

REVENUE RECOGNITION

     Sales are recognized upon the shipment of products to customers. Revenue is deferred on service contracts and recognized ratably over the life of the contract.

                      RAININ INSTRUMENT COMPANY, INC.
     NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                  (In thousands unless otherwise stated)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred.

INCOME TAXES

     The shareholder of the Company has elected, under the provisions of Subchapter S of the Internal Revenue Code, to include the Company's income in his federal and certain state income tax returns. Accordingly, the Company has made no provision for federal income taxes. The Company has provided for state income taxes for states in which a corporate-level tax is imposed or where no Subchapter S election has been made.

     The Company provides for income taxes under the liability method prescribed by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities. Deferred taxes consist primarily of nondeductible allowances and reserves, and are immaterial in nature.

     The Company made state income tax payments of $649 in the year ended December 31, 2000.

                       RAININ INSTRUMENT COMPANY, INC.
        NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                  (In thousands unless otherwise stated)


3.   FINANCIAL INSTRUMENTS


     The Company has limited involvement with derivative financial instruments, as a small portion of its business is transacted in foreign currencies. However, it is the Company's policy to minimize its risk to fluctuations in foreign currencies (primarily the euro) by hedging actual and estimated foreign currency exposures with foreign exchange contracts. Gains and losses on such transactions are deferred and are recorded in the Statement of Operations offsetting the related hedged item. At December 31, 2000, the Company had five foreign exchange contracts to purchase a total of 3,000 euros for approximately $2,681. These amounts were payable on dates ranging from January 19, 2001 to May 18, 2001.

     The Company may be exposed to credit losses in the event of nonperformance by the counterparties to its derivative financial instrument contracts. Counterparties are established banks and financial institutions with high credit ratings. The Company has no reason to believe that such counterparties will not be able to fully satisfy their obligations under these contracts.

     The fair values of all derivative financial instruments are estimated based on current settlement price of comparable contracts obtained from dealer quotes. The values represent the estimated amount the Company would pay or receive to terminate the agreements at the reporting date, taking into account current creditworthiness of the counterparties.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities", as amended, which is to be adopted for years beginning on or after January 1, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Because of the Company's minimal use of derivatives, management of the Company does not anticipate the adoption of the new standard will have a significant effect on the earnings or financial position of the Company.


4.   INVENTORIES

     Inventories consisted of the following at December 31:

                                    2000
                                --------------

Raw materials                      $3,022
Work-in-process                       330
Finished goods                      6,424
                                --------------
                                   $9,776
                                ==============

                      RAININ INSTRUMENT COMPANY, INC.
        NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                  (In thousands unless otherwise stated)


5.   PROPERTY, PLANT AND EQUIPMENT, NET

     Property, plant and equipment, net consisted of the following at December 31:

                                                          2000
                                                    -------------

Land                                                      $  193
Buildings and leasehold improvements                       6,353
Machines and equipment                                    11,801
Aircraft                                                   6,601
                                                    -------------
                                                          24,948
Less accumulated depreciation                           (15,153)
                                                    -------------
                                                         $ 9,795
                                                    =============

6.   BUSINESS COMBINATIONS

     In August 2000, the Company acquired the assets of High Caliber for $225 in cash. The transaction was accounted for as a purchase, whereby the purchase price was allocated to the underlying assets at their fair market value.

7.   LEASE COMMITMENTS

     The Company leases a research and manufacturing facility from a Subchapter S corporation controlled by the Company's sole shareholder, warehouse facilities in Emeryville, California, two branch sales offices from unrelated parties and an aircraft hangar. The leases expire at various times through 2003. Total rent expense for the year ended December 31, 2000 amounted to approximately $ 621, of which approximately $269, was paid to the shareholder-controlled Subchapter S corporation.

     Minimum rental payments required under noncancelable operating leases with terms in excess of one year were as follows as of December 31, 2000:

         Year ending December 31, 2001         $152
                                  2002          113
                                  2003           52
                                  2004           21
                   2005 and thereafter           36
                                          -----------
                                                $374
                                          ===========

                      RAININ INSTRUMENT COMPANY, INC.
        NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                  (In thousands unless otherwise stated)

8.   OTHER CHARGES, NET

     Other charges, net for the year ended December 31, 2000 consists primarily of the net expenses of the Company's aircraft, charges related to the relocation of the Company's West Coast facilities, and interest and dividend income.

     The Company plans to move out of its existing leased facility in California by the end of 2001. Accordingly, the Company has adjusted the expected remaining useful life of leasehold improvements and recognized additional depreciation of $1,072 during the year ended December 31, 2000.

9.   EMPLOYEE BENEFITS

     The Company maintains a profit-sharing-based retirement plan covering substantially all employees. Plan contributions are at the discretion of the Board of Directors. Contributions under the plan included in other expenses were $691 for the year ended December 31, 2000.

10.  RELATED PARTY TRANSACTION

     The Company purchased products totaling $1,215 during the year ended December 31, 2000 from a Subchapter S corporation controlled by the Company's shareholder.

                     METTLER-TOLEDO INTERNATIONAL INC.
             UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The Unaudited Pro Forma Combined Financial Statements have been prepared to give effect to the acquisition of Rainin Instrument, LLC ("Rainin") by Mettler-Toledo International Inc. ("Mettler-Toledo" or the "Company") as of September 30, 2001 for the balance sheet, and for the beginning of the periods ended September 30, 2001 and December 31, 2000 for the respective statements of operations. The historical financial information of Rainin Instrument Company, Inc. (the predecessor to Rainin Instrument, LLC) was derived from the audited and unaudited financial information provided by the seller.

     The pro forma data reflects adjustments directly related to the acquisition, and does not include adjustments that may arise as a consequence of the acquisition. Accordingly, the Unaudited Pro Forma Combined Financial Statements do not purport to be indicative of what the Company's combined financial position or combined results of operations would actually have been had the acquisition been completed on such date or the beginning of the periods indicated or to project the Company's combined results of operations for any future periods.

     The acquisition has been accounted for under the purchase method of accounting. Under the purchase method of accounting, tangible and intangible assets acquired and liabilities assumed are recorded at their estimated fair values and related useful lives at the acquisition date. The excess of the total acquisition purchase price over the net assets acquired is classified as goodwill and is not subject to amortization in accordance with current generally accepted accounting principles.

                     METTLER-TOLEDO INTERNATIONAL INC.

                 UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                          AS OF SEPTEMBER 30, 2001
                     (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                         ASSETS NOT
                                                                                          ACQUIRED
                                                           HISTORICAL      HISTORICAL       FROM       PRO FORMA        PRO FORMA
                                                         METTLER-TOLEDO      RAININ      RAININ (A)   ADJUSTMENTS       COMBINED
                                                         --------------      ------      ----------   -----------       --------

                         ASSETS
Current assets:
       Cash and cash equivalents                             $   24,708     $    5,656    $        -   $         -     $    30,364
       Trade accounts receivable, less allowances               218,550         10,013             -             -         228,563
       Inventories, net                                         144,799         11,779             -             -         156,578
       Other current assets and prepaid expenses                 43,753            522             -             -          44,275
                                                         ---------------  -------------  ------------ -------------    ------------
           Total current assets                                 431,810         27,970             -             -         459,780
Property, plant and equipment, net                              193,270          8,581       (4,099)             -         197,752
Excess of cost over net assets acquired, net                    235,255            983             -       148,624 (b)     383,879
                                                                                                             (983) (d)
Identified intangible assets                                                                       -       127,074 (b)     127,074
Other assets                                                     43,575          2,168         (784)             -          44,959
                                                         ---------------  -------------  ------------ -------------    ------------
           Total assets                                      $  903,910     $   39,702    $  (4,883)   $   274,715     $ 1,213,444
                                                         ===============  =============  ============ =============    ============

          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
       Trade accounts payable                                $   59,142     $    1,194    $        -   $         -     $    60,336
       Accrued and other liabilities                            112,021          3,254             -         9,200 (e)     124,475
       Accrued compensation and related items                    46,744          1,580             -             -          48,324
       Taxes payable                                             77,569             72             -             -          77,641
       Short-term borrowings and current maturities of
       long-term debt                                            49,974              -             -             -          49,974
                                                         ---------------  -------------  ------------ -------------    ------------
           Total current liabilities                            345,450          6,100             -         9,200         360,750
Long term debt                                                  201,094              -             -       149,900 (c)     350,994
Non-current deferred taxes                                       24,750              -             -             -          24,750
Other non-current liabilities                                   100,474              -             -             -         100,474
                                                         ---------------  -------------  ------------ -------------    ------------
           Total liabilities                                    671,768          6,100             -       159,100         836,968

Shareholders' equity:
       Preferred stock, $0.01 par value per share;
           authorized 10,000,000 shares                               -              -             -             -               -
       Common stock, $0.01 par value per share;
    authorized 125,000,000 shares                                   401              -             -            34 (c)         435
       Additional paid-in capital                               304,301              -             -       144,300 (c)     448,601
       Accumulated deficit                                     (26,743)              -             -             -        (26,743)
       Accumulated other comprehensive loss                    (45,817)              -             -             -        (45,817)
       Historical Rainin equity                                                 33,602       (4,883)      (28,719) (d)           -
                                                         ---------------  -------------  ------------ -------------    ------------
           Total shareholders' equity                           232,142         33,602       (4,883)       115,615         376,476
Commitments and contingencies
           Total liabilities and shareholders' equity        $  903,910     $   39,702    $  (4,883)   $   274,715     $ 1,213,444
                                                         ===============  =============  ============ =============    ============

 The accompanying notes are an integral part of these pro forma combined financial statements.


                     METTLER-TOLEDO INTERNATIONAL INC.

            UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    NINE MONTHS ENDED SEPTEMBER 30, 2001
                     (IN THOUSANDS, EXCEPT SHARE DATA)


                                                            HISTORICAL        HISTORICAL        PRO FORMA           PRO FORMA
                                                         METTLER-TOLEDO         RAININ         ADJUSTMENTS           COMBINED
                                                         ---------------        ------         -----------           --------

Net sales                                                      $  829,741          $ 59,479        $ (1,872) (f)       $ 888,353
                                                                                                       1,005 (e)
Cost of sales                                                     453,558            24,027            (776) (f)         477,784
                                                                                                         975 (g)
                                                         -----------------  ----------------  ---------------     ---------------
       Gross profit                                               376,183            35,452          (1,066)             410,569

Research and development                                           46,480             2,483                -              48,963
Selling, general and administrative                               220,097            13,947            (188) (f)         234,431
                                                                                                         200 (i)
                                                                                                         375 (g)
Amortization                                                        9,706                 -            2,306 (h)          12,012
Interest expense                                                   13,402                 -            6,746 (c)          20,148
Other charges, net                                                 15,294             2,671            (200) (i)          17,441
                                                                                                       (324) (j)
                                                         -----------------  ----------------  ---------------     ---------------
       Earnings before taxes and minority interest                 71,204            16,351          (9,981)              77,574
Provision for taxes                                                29,640               835            1,713 (k)          32,188
Minority interest                                                       -                 -
                                                         -----------------  ----------------  ---------------     ---------------
       Net earnings                                             $  41,564          $ 15,516       $ (11,694)            $ 45,386
                                                         =================  ================  ===============     ===============

Basic earnings per common share:
       Net earnings                                                $ 1.04                                                 $ 1.05
       Weighted average number of common shares                39,995,729                          3,388,132 (c)      43,383,861

Diluted earnings per common share:
       Net earnings                                                $ 0.98                                                 $ 0.99
       Weighted average number of common shares                42,491,493                          3,388,132 (c)      45,879,625

 The accompanying notes are an integral part of these pro forma combined financial statements.


                     METTLER-TOLEDO INTERNATIONAL INC.

           UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                        YEAR ENDED DECEMBER 31, 2000
                     (IN THOUSANDS, EXCEPT SHARE DATA)


                                                             HISTORICAL       HISTORICAL         PRO FORMA          PRO FORMA
                                                           METTLER-TOLEDO       RAININ          ADJUSTMENTS          COMBINED
                                                           --------------       ------          -----------          --------

Net sales                                                      $1,095,547         $  66,033        $  (2,417) (f)     $1,159,129
                                                                                                         (34) (e)
Cost of sales                                                     600,185            27,439           (1,020) (f)        627,904
                                                                                                        1,300 (g)
                                                         -----------------  ----------------  ----------------    ---------------
       Gross profit                                               495,362            38,594           (2,731)            531,225

Research and development                                           56,334             2,769                 -             59,103
Selling, general and administrative                               296,187            15,189             (242) (f)        312,671
                                                                                                           37 (e)
                                                                                                        1,200 (g)
                                                                                                          300 (i)
Amortization                                                       11,564                 -             3,075 (h)         14,639
Interest expense                                                   20,034                 -             8,970 (c)         29,004
Other charges, net                                                  2,638             1,764             (300) (i)          4,102
                                                         -----------------  ----------------  ----------------    ---------------
       Earnings before taxes and minority interest                108,605            18,872          (15,771)            111,706
Provision for taxes                                                38,510               839               401 (k)         39,750
Minority interest                                                    (24)                 -                 -               (24)
                                                         -----------------  ----------------  ----------------    ---------------
       Net earnings                                             $  70,119         $  18,033        $ (16,172)          $  71,980
                                                         =================  ================  ================    ===============

Basic earnings per common share:
       Net earnings                                              $   1.80                                               $   1.70
       Weighted average number of common shares                38,897,879                           3,388,132 (c)     42,286,011

Diluted earnings per common share:
       Net earnings                                              $   1.66                                               $   1.58
       Weighted average number of common shares                42,141,548                           3,388,132 (c)     45,529,680



 The accompanying notes are an integral part of these pro forma combined financial statements.


                     METTLER-TOLEDO INTERNATIONAL INC.
            NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                   (In thousands unless otherwise stated)

(a) Represents the elimination of certain historical non-current assets that have not been acquired by the Company.

(b) Represents the allocation of the excess of the purchase price over the estimated assets and liabilities acquired. The allocation is as follows:

     TOTAL PURCHASE PRICE:
     Shares of Mettler-Toledo common stock to be issued             3,388,132
     Price per share*                                                 $ 42.60
                                                               ---------------
     Value of Mettler-Toledo common stock to be issued               $144,334
     Cash paid to seller                                              147,900
     Estimated Mettler-Toledo transaction costs                         2,000
                                                               ---------------
     Total purchase price                                             294,234

     APPLICATION OF CONSIDERATION TO ACQUIRED ASSETS:
     Historical Rainin net assets acquired, adjusted for the elimination
     of existing goodwill of $983                                    (27,736)
     Fair value adjustments relating to:
          Accrual for trade-in liability                                9,200
          Customer relationships                                     (67,383)
          Technology - patents                                       (17,352)
          Intellectual property license                              (19,905)
          Tradename                                                  (22,434)
                                                               ---------------
     Preliminary goodwill                                            $148,624
                                                               ===============

* Based on the average 5 days closing price before the announcement of the acquisition.

(c) Adjustments pertaining to financing the total acquisition purchase price of $294,234 include additional borrowings of $149,900 and related interest expense under the Company's existing credit facilities at an assumed interest rate of 6% per year, and the issuance of approximately 3.4 million shares of Mettler-Toledo common stock at a fair market value of $144,334. We estimate that a change of one eighth of one per cent in the interest rate payable would result in a change in earnings before tax of approximately $200 on an annual basis.

     Pursuant to the acquisition agreement, the Company may be required to make additional earn-out payments of up to $60,000. Up to half of any additional contingent payment may be paid at the Company's option in shares of the Company's common stock and the remainder will be paid in cash.

                     METTLER-TOLEDO INTERNATIONAL INC.
           NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS -
                                (CONTINUED)
                   (In thousands unless otherwise stated)

(d) Represents the elimination of Rainin's historical equity and net goodwill of $983.

(e) Reflects an adjustment to account for Rainin's trade-in program on an accrual basis to conform with the Company's accounting principles.

(f) Represents an adjustment to eliminate sales, cost of sales and selling, general and administrative expense associated with sales of pipettes that are purchased from a direct competitor of Rainin that will be terminated as a result of the transaction.

(g) Represents the incremental rent and other related costs for certain of Rainin's facilities on the post-transaction negotiated "arms length" contractual basis.

(h) Reflects the adjustment to amortize identifiable intangible assets on a straight-line basis over periods ranging from 11-45 years.

(i) Reflects a reclassification to conform with the Company's financial statement presentation.

(j) Represents the elimination of certain non-recurring transactional expenses.

(k) Reflects the tax effect on Rainin's historical financial results and pro forma adjustments at the combined U.S. federal and state statutory tax rate of 40%, as if the transaction had occurred at the beginning of each period presented. Since Rainin was organized as a Subchapter S Corporation under the Internal Revenue Code, the Company's historical statements make no provisions for federal income taxes and for certain state income taxes where a Subchapter S election has been made.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        METTLER-TOLEDO INTERNATIONAL INC.
                                        (Registrant)


Dated:  December 21, 2001               By: /S/ WILLIAM P. DONNELLY
                                        -----------------------------
                                        William P. Donnelly
                                        Group Vice President and
                                        Chief Financial Officer